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                     (WESTPORT RESOURCES CORPORATION LOGO)

                         WESTPORT RESOURCES CORPORATION
                            1670 BROADWAY, SUITE 2800
                                DENVER, CO 80202


               WESTPORT ANNOUNCES CAPITAL BUDGET AND 2004 GUIDANCE

Denver, Colorado - December 3, 2003 - Westport Resources Corporation (NYSE: WRC) today announced its operational and financial guidance for 2004. The guidance assumes the closing of the previously announced purchase of South Texas oil and gas assets scheduled for December 2003 and assumes no property divestitures.

The Company is targeting its 2004 daily production to average between 550 and 590 Mmcfe/d, which is estimated to be 73% natural gas. Based upon the Company's 2004 business plan, Westport anticipates that its cost structure per Mcfe in 2004 will be approximately:

Lease operating expense                                        $0.57 - $0.63
Transportation expense                                         $0.09 - $0.12
General and administrative expense                             $0.17 - $0.19
Interest expense                                               $0.25 - $0.35
Depletion, depreciation and amortization expense               $1.60 - $1.80

Westport anticipates oil and natural gas price realizations to be between 90% and 93% of NYMEX prices and production taxes to average between 6% and 7% of pre-hedged oil and natural gas sales.

The Company expects capital expenditures during 2004 to be $370 million, with approximately 73% allocated for exploitation and 27% allocated for exploration. Approximately 13% of the 2004 budget will be allocated to the Northern Division, 23% to the Western Division, 38% to the Southern Division and 26% to the Gulf of Mexico Division. These ratios are subject to change based on drilling expense, unanticipated transaction opportunities and other factors. The Company does not budget or plan for acquisitions, which have historically been a major part of the Company's growth strategy, and accordingly, the capital budget and all guidance estimates could be materially affected by such transactions, if any. Westport intends to fund its 2004 capital spending with internally generated cash flows.

"In 2004, we expect to increase our production by 20% to 30% and to expand our capital budget by $100 million to $370 million. Assuming 2004 NYMEX prices of


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$24.00/bbl for oil and $4.00/Mmbtu for natural gas, we anticipate generating excess cash flows of approximately $150 million to reduce debt and to maintain our financial and operational flexibility to take advantage of drilling and acquisition opportunities that may arise," commented Don Wolf, Chairman and CEO of Westport.



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COMMODITY PRICE RISK MANAGEMENT

The summary tables below provide details as of December 1, 2003 regarding the volumes and prices of all open commodity price risk management contracts, including hedge and non-hedge commitments, for December of 2003 and for all of 2004, 2005 and 2006.

                                                                         2003           2004           2005           2006
                                                                      ----------     ----------     ----------     ----------
                                                                      (DECEMBER)
                                                                      ----------
HEDGES
GAS
  NYMEX Price Swaps Sold -- receive fixed price (thousand
  Mmbtu) (1) ....................................................          4,884         40,260         16,425             --
    Average price, per Mmbtu ....................................     $     4.39     $     4.42     $     4.35             --
  NWPRM Price Swaps Sold -- receive fixed price
  (thousand Mmbtu) (2) ..........................................             --         10,980             --             --
    Average price, per Mmbtu ....................................             --     $     3.33             --             --
  CIG Price Swaps Sold -- receive fixed price (thousand
  Mmbtu)(3) .....................................................            310             --             --             --
    Average price, per Mmbtu ....................................     $     3.59             --             --             --
  NYMEX Collars Sold (thousand Mmbtu) (4) .......................          1,968         16,380         21,900             --
    Average floor price, per Mmbtu ..............................     $     3.61     $     3.70     $     4.09             --
    Average ceiling price, per Mmbtu ............................     $     4.29     $     4.00     $     5.57             --
  NWPRM Collars Sold (thousand Mmbtu) (5) .......................            620             --             --             --
    Average floor price, per Mmbtu ..............................     $     3.00             --             --             --
    Average ceiling price, per Mmbtu ............................     $     3.29             --             --             --
  NYMEX Three-way collars (Mmbtu) (4), (6) ......................            682          3,660             --          7,300
    Average floor price, per Mmbtu ..............................     $     3.39     $     4.00             --     $     4.00
    Average ceiling price, per Mmbtu ............................     $     4.73     $     5.00             --     $     6.00
    Three-way average floor price, per Mmbtu ....................     $     2.22     $     3.15             --     $     3.04

  Basis Swaps Versus NYMEX (7)
    NWPRM (thousand Mmbtu) ......................................          1,132          3,660          3,650             --
       Average differential price, per Mmbtu ....................     $     0.67     $     0.66     $     0.78             --
    CIG (thousand Mmbtu) ........................................            310          9,150             --             --
       Average differential price, per Mmbtu ....................     $     0.95     $     0.76             --             --

OIL
  NYMEX Price Swaps Sold -- receive fixed price (Mbbls) (1) .....             51          3,294             --             --
    Average price, per bbl ......................................     $    21.39     $    25.87             --             --
  NYMEX Collars Sold (Mbbls) (4) ................................            165             --             --             --
    Average floor price, per bbl ................................     $    24.45             --             --             --
    Average ceiling price, per bbl ..............................     $    26.45             --             --             --
  NYMEX Three-way collars (Mbbls) (4), (6) ......................            168          1,464          1,825            730
    Average floor price, per bbl ................................     $    23.17     $    24.38     $    25.00     $    25.00
    Average ceiling price, per bbl ..............................     $    26.30     $    27.71     $    28.23     $    28.65
    Three-way average floor price, per bbl ......................     $    18.90     $    19.25     $    20.93     $    20.88

NON-HEDGES
OIL
  NYMEX Price Swaps Sold, receive fixed price (Mbbls) (1)........             25             --             --             --
    Average price per bbl........................................     $    18.86             --             --             --

------------------
(1) For any particular New York Mercantile Exchange ("NYMEX") swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NYMEX Reference Price for any settlement period is less than the swap price for such hedge, and Westport is required to make


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         a payment to the counterparty in the event that the NYMEX Reference
         Price for any settlement period is greater than the swap price for such hedge.

(2) For any particular Northwest Pipeline Rocky Mountain Index ("NWPRM") swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NWPRM Index Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NWPRM Index Price for any settlement period is greater than the swap price for such hedge.

(3) For any particular Colorado Interstate Gas ("CIG") swap sold transaction, the counterparty is required to make a payment to Westport in the event that the CIG Index Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the CIG Index Price for any settlement period is greater than the swap price for such hedge.

(4) For any particular NYMEX collar transaction, the counterparty is required to make a payment to Westport if the average NYMEX Reference Price for the reference period is below the floor price for such transaction, and Westport is required to make payment to the counterparty if the average NYMEX Reference Price is above the ceiling price of such transaction.

(5) For any particular NWPRM collar transaction, the counterparty is required to make a payment to Westport if the average NWPRM Index Price for the reference period is below the floor price for such transaction, and Westport is required to make payment to the counterparty if the average NWPRM Index Price is above the ceiling price of such transaction.

(6) Three way collars are settled as described in footnote (4) above, with the following exception: if the NYMEX Reference Price falls below the three-way floor price, the average floor price is reduced by the amount the NYMEX Reference Price is below the three-way floor price. For example, if the NYMEX Reference Price is $18.00 per bbl during the term of the 2003 three-way collars, then the average floor price would be $22.27 per bbl.

(7) For any particular basis swap versus NYMEX, the counterparty is required to make a payment to Westport in the event that the difference between the NYMEX Reference Price and the applicable published index (NWPRM or CIG) for any settlement period is greater than the swap differential price for such hedge, and Westport is required to make a payment to the counterparty in the event that the difference between the NYMEX Reference Price and the applicable published index (NWPRM or CIG) for any settlement period is less than the swap differential price for such hedge.

Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Rocky Mountains, Permian Basin/Mid-Continent, the Gulf Coast and offshore Gulf of Mexico.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

FORWARD-LOOKING STATEMENTS

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated production, estimated reserve ratios, estimated expenses, estimated prices and basis differentials, estimated debt and staffing levels, projected cash flow and capital expenditures, projected drilling and development activity and projected property sales. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company's business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission, including, without limitation, the Company's most recent Annual Report on Form 10-K. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, risks of assimilating acquired properties and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this release.